CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VanEck ETF Trust of our reports dated February 26, 2025, relating to the financial statements and financial highlights for the funds constituting VanEck ETF Trust listed in Appendix A , which appear in VanEck ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings "Financial Statements", "Counsel and Independent Registered Public Accounting Firm", "Financial Highlights" and “Other Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
April 25, 2025

Appendix A

VanEck ETF Trust

VanEck AA-BB CLO ETF
VanEck Africa Index ETF
VanEck Agribusiness ETF
VanEck BDC Income ETF
VanEck Brazil Small-Cap ETF
VanEck ChiNext ETF
VanEck China Bond ETF
VanEck CLO ETF
VanEck CMCI Commodity Strategy ETF
VanEck Digital India ETF
VanEck Green Metals ETF
VanEck Gold Miners ETF
VanEck J.P. Morgan EM Local Currency Bond ETF
VanEck Junior Gold Miners ETF
VanEck India Growth Leaders ETF
VanEck Indonesia Index ETF
VanEck International High Yield Bond ETF
VanEck Israel ETF
VanEck Low Carbon Energy ETF
VanEck Mortgage REIT Income ETF
VanEck Natural Resources ETF
VanEck Office and Commercial REIT ETF
VanEck Oil Services ETF
VanEck Oil Refiners ETF
VanEck Preferred Securities ex Financials ETF
VanEck Rare Earth and Strategic Metals ETF
VanEck Russia ETF
VanEck Russia Small-Cap ETF
VanEck Steel ETF
VanEck Uranium and Nuclear ETF
VanEck Vietnam ETF